Exhibit 10.16

AMENDED AND RESTATED ACCOUNTS PAYABLE CONVERSION AGREEMENT

THIS AMENDED AND RESTATED ACCOUNTS PAYABLE CONVERSION AGREEMENT (this “Amended and Restated Agreement”), dated as of March 23, 2023, is made to the Accounts Payable Conversion Agreement dated as of March 3, 2023 (the “Original Agreement”) is made between Elephant Oil Corp., a Nevada corporation (the “Company”), and TraDigital Marketing Group, LLC (“TraDigital”, and, collectively with the Company, the “Parties”).

WHEREAS, the Company has outstanding invoices owed to TraDigital (the “Accounts Payable”), having an aggregate amount owed of $90,000 as of the date of this Amended and Restated Agreement (the “Agreed Amount”).

WHEREAS, on March 3, 2023, the Parties entered into the Original Agreement.

WHEREAS, the parties would like to enter this Amended and Restated Agreement, at which time the Original Agreement and any amendments thereto will be null and void and without further effect.

WHEREAS, the Company desires to forgo payment of the Accounts Payable in exchange for the issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” or the “Securities”) upon the Company’s consummation of the anticipated listing for trading of the Company’s Common Stock on a national securities exchange (the “IPO”) at a conversion price equal to $2.925 (the “Conversion”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and TraDigital hereby agree as follows:

1.	The recitals contained hereinabove are acknowledged by the Parties as being true and correct and are incorporated by reference herein.

2.	In consideration for the issuance of shares of Common Stock to TraDigital in connection with the Conversion, TraDigital shall deem any amounts owed to TraDigital in accordance with the Accounts Payable paid in full and no longer owed to TraDigital. The Parties agree that, upon delivery of the shares of the Company’s Common Stock, the Accounts Payable shall be deemed paid in full even if the then amount owed to TraDigital in accordance with the Accounts Payable is greater than the Agreed Amount.

3.	Representations and Warranties of TraDigital. TraDigital hereby represents and warrants as of the date hereof and as of the date of any Conversion as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

a.	Experience of TraDigital. TraDigital, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment. TraDigital is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

b.	General Solicitation. TraDigital undersigned acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including, but not limited to: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

c.	Confidentiality. Other than to other persons party to this Amended and Restated Agreement and its advisors who have agreed to keep information confidential or have a fiduciary obligation to keep such information confidential, TraDigital has maintained the confidentiality of all disclosures made to it in connection with the transaction (including the existence and terms of this transaction).

d.	Foreign Investor. If TraDigital is not a United States person, TraDigital represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Amended and Restated Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. TraDigital further represents that its payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction or organization or domicile.

e.	Speculative Nature of Investment; Risk Factors. TraDigital UNDERSTANDS THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. TraDigital acknowledges that: (i) any projections, forecasts or estimates as may have been provided to TraDigital are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projections, forecasts and estimates are based upon assumptions which are subject to change and which are beyond the control of the Company or its management, (ii) the tax effects which may be expected by this investment are not susceptible to absolute prediction, and new developments and rules of the Internal Revenue Service, audit adjustment, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences of this investment, and (iii) TraDigital has been advised to consult with his own advisor regarding legal matters and tax consequences involving this investment. TraDigital represents that TraDigital’s investment objective is speculative in that TraDigital seeks the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore TraDigital’s risk exposure is also speculative. The Securities offered hereby are highly speculative and involve a high degree of risk and TraDigital should only purchase these Securities if TraDigital can afford to lose their entire investment.

f.	Money Laundering. If an entity, the operations of TraDigital are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any subsidiary, threatened.

The Company acknowledges and agrees that the representations contained in Section 3 shall not modify, amend or affect TraDigital’s right to rely on the Company’s representations and warranties contained in this Amended and Restated Agreement or any other document or instrument executed and/or delivered in connection with this Amended and Restated Agreement or the consummation of the transaction contemplated hereby.

4.	Registration Rights. The Company shall, on its Form S-1 to be filed in connection with the Company’s IPO, register all of the shares of Common Stock to be issued upon the Conversion, to the extent required to permit the disposition of the Securities so to be registered.

5.	TraDigital states that it has read the foregoing Amended and Restated Agreement and understands and agrees to it.

6.	This Amended and Restated Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Agreement to be executed on the date first written above.

ELEPHANT OIL CORP.

By:	/s/ Matt Lofgran
Name:	Matt Lofgran
Title:	Chief Executive Officer

TRADIGITAL MARKETING GROUP, LLC

By:	/s/ Sarah Ware
Name:	Sarah Ware
Title:	Managing Member

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